UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

REVOLUTIONS MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

670 Marina Drive, 3rd Floor

Charleston, SC 29492

(Address of principal executive offices)

(843) 971-4848

(Registrant’s telephone number, including area code)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2012, Revolutions Medical Corporation, a Nevada corporation (the “Company”) consummated a private placement, pursuant to which the Company closed on a total of $325,000, $200,000 of which has been funded as of the date hereof with the remaining $125,000 to be funded on or before March 15, 2012 (the “Offering”). In connection with the Offering, the Company entered into a series of subscription agreements (the “Subscription Agreements”), pursuant to which the Company issued five convertible promissory notes (the “Notes”) and common stock purchase warrants to four (4) accredited investors.

The foregoing description of the Subscription Agreements is not intended to be complete and is qualified in its entirety by the text of such documents, a form of which is attached hereto as an exhibit.

The information set forth in Item 2.03 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes, in the aggregate, are in the principal amount of Two Hundred Thousand Dollars ($200,000) and mature twelve (12) months following issuance thereof (the “Maturity Date”). The interest rate is eight percent (8%) per annum (the “Interest Rate”). Any amount of principal or interest which is not paid when due shall bear interest at a rate of interest equal to the Interest Rate plus four percent (4%) per annum. The Company has the option, upon receiving written consent from the holder, to pre-pay the Notes in full or in part without penalty.

All or any portion of the outstanding principal balance and all accrued and unpaid interest of the Notes may be converted, into shares of the Company’s common stock at a price equal to a twenty five percent (25%) discount to the average of the daily volume weighted average prices of the Company’s common stock during the five (5) trading days immediately prior to the conversion date. The Notes contain customary limits on beneficial ownership, which prevents the holder from beneficially owning more that 4.99% of the Company’s common stock at any one time.

The foregoing description of the Notes is not intended to be complete and is qualified in its entirety by the text of such documents, a form of which is attached hereto as an exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneous with the issuance of the Notes and pursuant to the terms of the Subscription Agreements, the Company issued to the each investor two common stock purchase warrants for every twenty five thousand ($25,000) invested in the Offering to purchase shares of the Company’s common stock in the following amounts: (i) one hundred thousand (100,000) warrants at an exercise price of $0.25 per share (“Warrant A”) and (ii) fifty thousand (50,000) warrants at an exercise price of $0.50 per share (“Warrant B”, and together with Warrant A”, the “Warrants”). The Warrants expire on December 31, 2012, and contain a standard cashless exercise provision. Further, the Warrants contain certain “piggy-back” registration rights, pursuant to which the Company will register the shares underlying the Warrants under the Securities Act of 1933, as amended (the “Securities Act”), in a registration statement filed with the U.S. Securities and Exchange Commission. The Warrants and the shares underlying the Warrants were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the Warrants is not intended to be complete and is qualified in its entirety by the text of such documents, a form of which is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note

4.2	Form of Warrant

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTIONS MEDICAL CORPORATION

Date: February 15, 2012	By:	/s/ Rondald L. Wheet
Name: Rondald L. Wheet
Title: Chief Executive Officer